Exhibit 10.1

SALE AGREEMENT 136
(PVNGS Unit 2 Lease)

Dated as of November 20, 2015

between

CYPRESS VERDE LLC,

PUBLIC SERVICE COMPANY OF NEW MEXICO

and

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement
dated as of August 12, 1986 with Cypress Verde LLC

___________________________________________________

Exercise of Purchase Option under Section 13(a) of the Facility Lease

Sale and Leaseback of:

(i) a 1.36% Undivided Interest In Palo Verde Nuclear Generating Station (“PVNGS”) Unit 2,
(ii) a 0.4533333% Undivided Interest in Certain PVNGS Common Facilities and
(iii) a 0.3929067% Undivided Interest in the PVNGS Site

SCHEDULED CLOSING: JANUARY 15, 2016

RECITALS	1
Article 1 DEFINITIONS AND RULES OF CONSTRUCTION	2
Section 1.1. Appendix A.	2
Section 1.2. Other Capitalized Terms.	2
Article 2 PURCHASE AND SALE	6
Section 2.1. Purchase and Sale.	6
Section 2.2. Payment of Option Purchase Price.	6
Section 2.3. Option Transactions; Instructions to Owner Trustee.	6
Section 2.4. PNM Confirmation.	7
Section 2.5. Notice of Option Exercise.	7
ARTICLE 3 OPTION CLOSING; CONDITIONS TO OPTION CLOSING	7
Section 3.1. Option Closing.	8
Section 3.2. Conditions Precedent to the Obligations of PNM.	8
(a) NRC Notice.	8
(b) Truth of Representations.	8
(c) Performance of Covenants.	8
(d) No Default.	8
(e) No Event of Loss or Deemed Loss Event.	9
(f) Items to be Delivered by Owner Participant.	9
Section 3.3 Conditions Precedent to the Obligations of Owner Trustee.	10
(a) Approvals.	10
(b) Truth of Representations.	10
(c) Performance of Covenants.	10
(d) Filings and Recordations.	10
(e) No Default.	11
(f) Items to be Delivered by PNM.	11
(g) Rescission.	11
(h) Outstanding Notes.	12
ARTICLE 4 REPRESENTATIONS AND WARRANTIES	12
Section 4.1. Representations and Warranties of Owner Participant.	12
(a) Due Organization.	12
(b) Authority Relative to the Option Closing Documents.	12

Sale Agreement 136 (PVNGS Unit 2) with Cypress Verde LLC i

(c) No Violation of Law, etc.	12
(d) Litigation.	13
(e) Brokers.	13
(f) Options Interests.	13
Section 4.1. Representations and Warranties of PNM.	13
(a) Due Incorporation.	13
(b) Authority Relative to the PNM Transfer Documents.	14
(c) No Violation of Law, etc.	14
(d) Litigation.	14
(e) Brokers.	14
(f) ERISA.	14
Section 4.3. Representations and Warranties of Manager.	15
Section 4.4. Limitation.	15
ARTICLE 5 INDEMNIFICATIONS	16
Section 5.1. General Indemnification.	16
Section 5.2. Notice and Defense of Claims.	16
Section 5.3. Survival.	17
ARTICLE 6 COVENANTS	17
Section 6.1. Filings.	17
Section 6.2. Payment of Option Purchase Price.	17
Section 6.3. Owner Participant’s Liens.	17
Section 6.4. No Shop Provision.	18
ARTICLE 7 MISCELLANEOUS	18
Section 7.1. Fees and Expenses.	18
Section 7.2. Notices.	18
Section 7.3. Entire Agreement; Amendments.	19
Section 7.4. Successors and Assigns.	20
Section 7.5. Governing Law.	20
Section 7.6. Counterparts.	20
Section 7.7. Severability.	20
Section 7.8. Headings.	20
Section 7.9. No Third-Party Beneficiaries.	20
Section 7.10. Further Assurances.	21

Sale Agreement 136 (PVNGS Unit 2) with Cypress Verde LLC ii

Section 7.11. Inconsistent Terms.	21
Section 7.12. Waiver.	21
Section 7.13. Status of Facility Lease and Other Lease Transaction Documents.	21
Section 7.14. Effective Date.	21
Section 7.15. Concerning USBNA.	21
Section 7.16. No Inference, Etc.	22

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SALE AGREEMENT 136
(PVNGS Unit 2 Lease)

This SALE AGREEMENT 136 dated as of November 20, 2015 (this “Agreement”) is made between:
(i) Cypress Verde LLC, a California limited liability company (“Owner Participant”);
(ii) PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (“PNM”); and
(iii) U.S. BANK NATIONAL ASSOCIATION (successor to State Street Bank and Trust Company, successor to The First National Bank of Boston), not in its individual capacity, but solely as Owner Trustee (in such capacity, “Owner Trustee”) under the Trust Agreement dated as of August 12, 1986 with Owner Participant (assignee of Cypress PV Partnership (“CPVP”), assignee of MFS Leasing Corp. (“MFSLC”)).
RECITALS
A. Owner Participant holds all of the right, title and interest in and to:
(i) 100% of the beneficial interest (the “Beneficial Interest”) in the Trust Estate (such term and the other capitalized terms used herein without definition having the respective meanings specified in Article I below), which Trust Estate includes, without limitation, the Undivided Interest and the Real Property Interest together with the Facility Lease (and together with all the other property constituting the Trust Estate, the “Subject Property”), and
(ii) in its capacity as owner of the Beneficial Interest and in its own right, all contractual rights and obligations, if any, in, to and under the Lease Transaction Documents as Owner Participant.
B. Owner Trustee holds the right, title and interest in and to the Undivided Interest and the Real Property Interest and under the Assignment and Assumption that has become vested in it pursuant to the Purchase Documents, the Facility Lease and the other Lease Transaction Documents (the “Option Interests”) through the date immediately preceding the Purchase Date.

C. By letter dated January 13, 2014, PNM provided notice of its irrevocable election to purchase (the “Notice of Option Exercise”) the Undivided Interest and Real Property Interest (the “Option Property”) pursuant to Section 13(a) of the Facility Lease. Each of Owner Participant and Owner Trustee acknowledges that it received the Option Notice on the Notice Date. Following delivery of the Notice of Option Exercise, Section 13(a) of the Facility Lease requires that PNM and Owner Participant promptly agree upon the Fair Market Sales Value (“FMSV”) of the Option Property under the Facility Lease to be paid by the Lessee on the Option Closing Date, following the expiration of the Basic Lease Term on January 15, 2016.

D. In the Letter Agreement, Owner Participant and PNM have reached agreement that:

(i) the FMSV of the Undivided Interest is Forty Six Million Four Hundred and Thirty-Three Thousand Six Hundred and Thirty-One Dollars and Seventy-Three cents ($46,433,631.73) (“Undivided Interest FMV”); and

Sale Agreement 136 (PVNGS Unit 2) with Cypress Verde LLC 1

(ii) the FMSV of the Real Property Interest is Nineteen Thousand Seven Hundred and One Dollars and Sixty Cents ($19,701.60) (the “Real Property Interest FMV”).

E. PNM desires to and shall purchase and assume, and Owner Participant desires to and shall cause Owner Trustee to sell and assign, the Option Interests on the Option Date on the terms and conditions set forth herein (the “Option Transaction”). This Agreement and the other Transfer Documents together comprise the Purchase Documentation (as defined in the Letter Agreement) in relation to the Option Interests.

Accordingly, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
Article 1 DEFINITIONS AND RULES OF CONSTRUCTION
Section 1.1. Appendix A.

The following capitalized terms used in this Agreement shall have the meanings set forth in this Article 1. Such definitions shall be equally applicable to both the singular and plural forms of the terms defined. Unless otherwise defined in this Article 1 or elsewhere in this Agreement, capitalized terms used in this Agreement shall have the meanings as set forth in Appendix A. The rules of construction stated in Appendix A shall apply equally to the use of defined terms in this Agreement.

Section 1.2. Other Capitalized Terms.

“Agreed Form” shall mean the form agreed by the parties hereto.
“Agreement” shall have the meaning specified in the introductory paragraph to this Agreement, including the Agreed Form of all other Option Closing Documents.
“Appendix A” shall mean Appendix A to the Participation Agreement.
“Beneficial Interest” shall have the meaning set forth in clause (i) of Recital A.
“CEMC V” shall mean Cypress Equipment Management Corporation V, a California corporation.
“Claim Notice” shall have the meaning specified in Section 5.2.
“Deed” shall mean the Deed dated the Option Closing Date from Owner Trustee to PNM, including the authorization and direction of the Owner Participant, substantially in the Agreed Form.

“Deed and Assignment” shall mean the Deed and Assignment of Beneficial Interest Trust No. 530 dated the Option Closing Date from Owner Trustee to PNM, including the endorsement of the Trust 530 Trustee, substantially in the Agreed Form.

“Deed and Bill of Sale” shall mean the Deed and Bill of Sale dated the Option Closing Date between Owner Trustee and PNM, substantially in the Agreed Form.

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“Designated Account” has the meaning set forth in Section 2.2.

“Equity Portion of Basic Rent” shall mean, so long as no Indenture Default or Indenture Event of Default shall have occurred and be continuing, all payments of Basic Rent in excess of the amount then due and owing in respect of the principal of and premium, if any, and interest on all Notes outstanding.
“FERC Order” shall mean the Order Authorizing Disposition of Jurisdictional Facilities issued June 1, 2015, Federal Energy Regulatory Commission Docket No. EC15-107-000, 151 FERC ¶ 62,144, by the Director, Division of Electric Power Regulation—West pursuant to delegated authority.

“FMSV” shall have the meaning specified in Recital C.

“Indemnified Party” shall have the meaning set forth in Section 5.2.
“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnifying Party” shall have the meaning set forth in Section 5.2.
“Instructions to Trust 530 Trustee” shall mean the Instructions to Trust 530 Trustee dated the Option Closing Date from Arizona Public Service Company, substantially in the Agreed Form, with executed counterparts of the Deed and Assignment and the Nth Amended Affidavit appended thereto as Exhibit A and Exhibit B, respectively.

“Joint Written Instructions” shall have the meaning specified in Section 6.2.

“Lease Indenture Release” shall mean Discharge, Termination, and Release of Trust Indenture, Mortgage, Security Agreement and Assignment of Rents dated the Option Closing Date between Indenture Trustee and Owner Trustee, substantially in the Agreed Form.

“Lease Termination Agreement” shall mean the Lease Termination Agreement dated the Option Closing Date between PNM, Owner Trustee and Owner Participant, substantially in the Agreed Form.

“Lease Transaction Documents” shall mean the Transaction Documents as defined in Appendix A.

“Letter Agreement” shall have the meaning specified in Section 7.14.

“Notice of Option Exercise” shall have the meaning specified in Recital C.

“Notice of Rejection” shall have the meaning specified in Section 2.5(ii).

“NRC Notice” shall mean prior written notice from PNM of the Option Closing given as required by the License and in accordance with prior PNM practice with respect to similar notices previously given by PNM.

“Nth Amended Affidavit” shall mean the Nth Amended Affidavit of Trustee Trust No. 530 completed and executed by the Trust 530 Trustee, substantially in the Agreed Form and bearing the numerical designation next succeeding the number of the then most recent Amended Affidavit of

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Trustee Trust No. 530 completed and recorded in the Official Records of the Maricopa County Recorder by the Trust 530 Trustee.

“Option Closing” shall mean the closing of the Option Transaction hereunder. The Option Closing shall occur on the Option Closing Date.
“Option Closing Date” shall mean January 15, 2016.
“Option Closing Documents” shall mean this Agreement, the Option Documents and all other documents, instruments, certificates and agreements executed and delivered pursuant to Section 3.2(f)(vi).
“Option Date Equity Portion of Basic Rent” is Six Hundred and Ninety-Four Thousand Nine Hundred and Twenty-Six Dollars ($694,926.00).
“Option Documents” shall mean:

(i) the Deed;	(vii) the Nth Amended Affidavit;
(ii) the Deed and Assignment;	(viii) the Reconveyance and Termination;
(iii) the Deed and Bill of Sale;	(ix) the Request to APS;
(iv) the Lease Indenture Release;	(x) the Termination and Release; and
(v) the Instructions to Trust 530 Trustee;	(xi) the Joint Written Instructions.
(vi) the Lease Termination Agreement;

“Option Interests” shall have the meaning specified in Recital B.

“Option Property” shall have the meaning specified in Recital D.

“Option Purchase Price” shall mean Forty-Six Million Four Hundred and Fifty-Three Thousand Three hundred and Thirty-Three Dollars and Thirty-Three Cents ($46,453,333.33) which is the sum of (i) the Undivided Interest FMV and (ii) the Real Property Interest FMV.
“Option Transaction” shall have the meaning specified in Recital E.

“Outstanding Notes” shall mean the Notes Outstanding on January 15, 2016 immediately prior to the payment of the final installment of principal and interest due on January 15, 2016:

(i) Nonrecourse Promissory Note, Fixed Rate Series (due January 15, 2016) issued November 25, 1986(reflecting allonge dated September 27, 1996), $$209,000.00 [TRUST 7] of unpaid principal amount; and

(ii) Nonrecourse Promissory Note, 1996 Refunding Series (due January 15, 2016) issued as of July 15, 1996, $1,862,000.00 [Trust 7] of unpaid principal amount.

“Owner Participant” shall have the meaning specified in clause (i) of the introductory paragraph to this Agreement.

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“Owner Participant Fees and Expenses” shall have the meaning given such term in Section 7.1(a).

“Owner Participant’s Lender” shall have the meaning specified in Section 6.2.

“Owner Participant's Liens” shall mean Liens against the Subject Property, the Option Interests, the Trust Estate or the Lease Indenture Estate (in each case, other than Permitted Liens) for which PNM is not responsible and which result from acts of, or any failure to act by, or as a result of claims against, the Owner Participant unrelated to the transactions contemplated by the Lease Transaction Documents or the Financing Documents.
“Owner Participant’s Loan Transaction” shall have the meaning specified in Section 6.2.
“Owner Trustee” shall have the meaning specified in clause (iii) of the introductory paragraph to this Agreement.
“Participation Agreement” shall mean The Participation Agreement dated as of August 12, 1986 among Owner Participant (successor in interest by assignment), the Owner Trustee, PNM and the other parties thereto, as amended.
“PNM” shall have the meaning specified in clause (ii) of the introductory paragraph to this Agreement.
“PNM Transfer Documents” shall mean the Transfer Documents to which PNM is, or is to become, a party.
“Real Property Interest FMV” shall have the meaning specified in clause (ii) of Recital D.

“Reconveyance and Termination” shall mean the Reconveyance and Termination of Assignment, Assumption and Further Agreement dated the Option Closing Date between Owner Trustee and PNM, substantially in the Agreed Form.

“Request to APS” shall mean the Request to Arizona Public Service Company with respect to Trust 530 dated the Option Closing Date, substantially in the Agreed Form, with an executed counterpart of the Instructions to Trust 530 Trustee appended thereto as Appendix A.

“Searches” shall mean searches (customary in form and scope in connection with new money loans secured by personal property located in California) performed by a third-party vendor for
(i) tax and judgment liens against the Owner Trustee or the Owner Participant, and
(ii) UCC financing statements naming the Owner Trustee or the Owner Participant as debtor.
“Specified Claims” shall mean Claims by any Person arising by, through or under any act or omission of Owner Participant or any of its Affiliates that are Claims based in whole or in part on indebtedness of the Owner Participant or CEMC V or any of their respective Affiliates (excluding the Lease Transaction Documents) (whether secured or unsecured and recourse or non-recourse), remarketing rights, residual sharing arrangements or guarantees, options, servicing or administration rights, management contracts or other right or entitlement similar to the foregoing.

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“Subject Property” shall have the meaning given such term in clause (i) of Recital A.
“Taxes” shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.
“Termination and Release” shall mean the Termination and Release (Participation Agreement and Trust Agreement) dated the Option Closing Date between Owner Participant and Owner Trustee, substantially in the Agreed Form.

“Transaction” shall mean the transactions described in the Transfer Documents.
“Transfer Documents” shall mean this Agreement and the Option Closing Documents.
“Trust 530 Trustee” shall mean First American Title Insurance Company, as trustee of its Trust No. 530.

“Undivided Interest FMV” shall have the meaning specified in clause (i) of Recital D.

“USBNA” shall have the meaning set forth in Section 7.15(a).
Article 2 PURCHASE AND SALE

Section 2.1. Purchase and Sale.

The purchase and sale of the Option Properties shall be consummated on the Option Closing Date as required by the Lease Transaction Documents (taking into account this Agreement).

Section 2.2. Payment of Option Purchase Price.

Payment of the Option Purchase Price shall be made by PNM to Owner Trustee in immediately available funds, no later than noon, San Francisco time on the Option Closing Date, by wire transfer to the bank account specified in the Joint Written Instructions (the “Designated Account”).

Section 2.3. Option Transactions; Instructions to Owner Trustee.

(a) This Agreement memorializes the binding agreement of PNM, on the one hand, and Owner Participant and the Owner Trustee, on the other hand with respect to the FMSV of the Option Property to be paid by the Lessee on the Option Closing Date in connection with consummating the Lessee’s irrevocable exercise of the Purchase Option contemplated by Section 13(b) of the Facility Lease and, in accordance with the requirements of Section 13(a) of the Facility Lease, the Lessee and the Owner

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Participant have agreed that the FMSV of the Undivided Interest and the Real Property Interest are the Undivided Interest FMV and the Real Property Interest FMV, respectively.
(b) PNM, Owner Participant and the Owner Trustee acknowledge and agree that the Option Date Equity Portion of Basic Rent otherwise payable under the Facility Lease on the Option Closing Date has not been included in the Option Purchase Price, and such Option Date Equity Portion of Basic Rent will be due and payable on the Option Closing Date in accordance with the Lease Transaction Documents in addition to the Option Purchase Price, all of the foregoing being payable in immediately available funds on the Option Closing Date.
(c) PNM represents and warrants to Owner Participant that the obligations of PNM detailed in this Section 2.3 have become effective for all purposes of the Transaction Documents without need for confirmation or further action of any sort by PNM’s Board of Directors.
(d) The Owner Participant hereby authorizes, directs and instructs the Owner Trustee to execute and deliver this Agreement and the other Transfer Documents, and to take any and all actions as may be necessary or appropriate to give effect to the terms of this Agreement and the other Transfer Documents.

Section 2.4. PNM Confirmation.
PNM confirms and agrees that it will remain responsible for:
(i) all Supplemental Rent (taking into account Section 7.1(a)) in accordance with the provisions of the Lease Transaction Documents; and
(ii) all Taxes imposed upon or arising from the Transfer to PNM of the Undivided Interest and the Real Property Interest as required by the Lease Transaction Documents.
Section 2.5. Notice of Option Exercise.
Notwithstanding the execution and delivery of this Agreement, the Notice of Option Exercise shall remain irrevocable in accordance with its terms and the Facility Lease, and the failure of PNM to obtain any required consent or approval shall not relieve PNM of its obligation to purchase the Option Property on the Option Closing Date; provided, that, in accordance with Section 13(a) of the Facility Lease, PNM’s irrevocable Notice of Option Exercise shall not be binding on the Owner Trustee (or Owner Participant) if:
(i) an Event of Default shall have occurred under the Facility Lease and be continuing or an Event of Loss or a Deemed Event of Loss shall have occurred under the Facility Lease; and
(ii) the Owner Trustee (at the express direction of Owner Participant) shall have given timely written notice (a “Notice of Rejection”) as required by the Facility Lease and Applicable Law of the events and circumstances on the basis of which the Owner Trustee has become entitled to not Transfer the Undivided Interest and the Real Property Interest to PNM in accordance with the Notice of Option Exercise.

ARTICLE 3 OPTION CLOSING; CONDITIONS TO OPTION CLOSING

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Section 3.1. Option Closing.

(a) The Option Closing shall be effective when:

(i) the Owner Trustee has received (A) the Option Date Equity Portion of Basic Rent and (B) the Option Purchase Price, each in accordance with the Joint Written Instructions;

(ii) the Outstanding Notes shall have been paid in full; and

(iii) the Purchase Documents shall have been executed and delivered by the parties thereto.

(b) The Closing shall take place via an electronic closing in which each party will execute and deliver to the other party via facsimile or electronic mail delivery separate counterparts of each document that such party is required to execute and deliver at Closing pursuant to the terms of this Agreement (each of which shall be deemed an original, but all of which together shall constitute one and the same instrument), or at such other place, time, date and in such other manner as shall be agreed between Owner Participant and PNM. Original signature pages shall be delivered following the Closing by reputable overnight courier to Timothy M. Toy, 88 East Main Street, Suite 341, Mendham, New Jersey 07945.

Section 3.2. Conditions Precedent to the Obligations of PNM.

The obligations of PNM to consummate the Option Transaction contemplated hereby are subject to the fulfillment (or waiver by PNM) on or prior to the Option Closing Date of each of the following conditions precedent:

(a) NRC Notice.

The NRC Notice shall have been given.

(b) Truth of Representations.

The representations and warranties made by Owner Participant and Owner Trustee in the Option Closing Documents shall be true and correct in all material respects on and as of the Option Closing Date.

(c) Performance of Covenants.

Owner Participant and Owner Trustee shall have performed and complied in all material respects with all agreements and obligations required by the Option Closing Documents to be performed or complied with by Owner Trustee and/or Owner Participant prior to or at the Option Closing.

(d) No Default.

No Indenture Default relating to the Owner Trustee shall have occurred and be continuing, other than an Indenture Default attributable to a Default or an Event of Default.

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(e) No Event of Loss or Deemed Loss Event.

An Event of Loss or a Deemed Loss Event shall not have been declared.

(f) Items to be Delivered by Owner Participant.

Owner Participant shall have delivered (or caused to be delivered) to PNM:

(i) Opinions.

(A) An opinion, dated the Option Closing Date, of counsel to the Owner Participant, substantially in the Agreed Form.

(B) An opinion, dated the Option Closing date, of USBNA’s counsel, substantially in the Agreed Form.

(ii) Certificates.

(A) A certificate, dated the Option Closing Date, signed by the duly authorized manager of the Owner Participant substantially in the Agreed Form, certifying to:

(1) the organizational documents and authorizing actions of Owner Participant and such manager(s);

(2) Searches and lender releases; and

(3) the authorization of the representatives of such manager(s) executing the Option Closing Documents and their authentic signatures.

(B) An officer's certificate of such manager(s), dated the Option Closing Date, certifying as to the fulfillment of the conditions specified in Sections 3.2(b), (c) and (d) substantially in the Agreed Form.

(C) A secretary's or assistant secretary's certificate, dated the Option Closing Date, signed by a duly authorized officer of USBNA substantially in the Agreed Form, certifying to the authorization of the representatives of USBNA executing the Transfer Documents and their authentic signatures.

(iii) Good Standing. A certificate of the appropriate governmental authority of the State of California dated a recent date, certifying as to the good standing of Owner Participant.

(iv) Option Closing Documents.

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Executed copies of each of the Option Closing Documents to which Owner Trustee and/or Owner Participant are party.

(v) Joint Written Instructions.

An executed copy of the Joint Written Instructions.

(vi) Additional Material.

Such other customary evidence as PNM shall have reasonably requested not later than Monday, December 15, 2015 that the transfer of the Option Interests are free and clear of Owner Participant’s Liens, Owner Trustee’s Liens and Specified Claims (provided that such date shall be Thursday, January 4, 2016 with respect to requests for other evidence that arise from matters shown in the Searches where the Searches were not provided to PNM not later than December 23, 2015).

Section 3.3 Conditions Precedent to the Obligations of Owner Trustee.

The obligations of Owner Trustee to consummate the Option Transaction are subject to the fulfillment (or waiver by Owner Participant) on or prior to the Option Closing Date of each of the following conditions precedent:

(a) Approvals.

The NRC Notice shall have been given and copies thereof and the FEC Order shall have been provided to the Owner Participant and the Owner Trustee. The FERC Order shall remain in full force and effect.

(b) Truth of Representations.

The representations and warranties made by PNM in the Option Closing Documents shall be true and correct in all material respects on and as of the Option Closing Date.

(c) Performance of Covenants.

PNM shall have performed and complied in all material respects with all agreements and obligations required by the Option Closing Documents to be performed or complied with by PNM prior to or at the Option Closing.

(d) Filings and Recordations.

Owner Trustee and PNM shall have made arrangements to amend or terminate the UCC financing statements and real property recordings filed in connection with the Transaction to the extent necessary or appropriate to reflect the transactions contemplated in the Option Closing Documents.

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(e) No Default; No Event of Loss or Deemed Loss Event.

No Default or Event of Default shall have occurred and be continuing. An Event of Loss or a Deemed Loss Event shall not have been declared.

(f) Items to be Delivered by PNM.

PNM shall have delivered to Owner Trustee and Owner Participant:

(i) Opinions.

(A) An opinion dated the Option Closing Date, of PNM's in-house counsel, substantially in the Agreed Form.

(B) An opinion of Law Offices of Timothy M. Toy, special counsel to PNM, substantially in the Agreed Form.

(ii) Officer’s Certificates.

(A) A secretary's or assistant secretary's certificate, dated the Option Closing Date, signed by a duly authorized officer of PNM substantially in the Agreed Form, certifying to:

(x) PNM’s organizational documents; and

(y) the authorization of the representatives of PNM executing the Option Closing Documents and their authentic signatures.

(B) An officer's certificate of PNM, dated the Option Closing Date, certifying as to the fulfillment of the conditions specified in Sections 3.3(a), (b), (c), (d) and (e) substantially in the Agreed Form.

(iii) Good Standing. A certificate of the appropriate Governmental Authority of the State of New Mexico, dated a recent date, certifying as to the good standing of PNM.

(iv) Option Purchase Price and Option Date Equity Portion of Basic Rent. The Option Purchase Price and the Option Date Equity Portion of Basic Rent shall have been received in the Designated Accounts.

(v) PNM Transfer Documents. Executed copies of each of the PNM Transfer Documents.

(g) Rescission.

If a Notice of Rejection shall have been given, it shall have been rescinded on or prior to the Option Closing Date.

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(h) Outstanding Notes.

The registered holder of the Outstanding Notes, PVNGS Capital Trust, shall have caused the Outstanding Notes to be surrendered at the Indenture Trustee’s Office in connection with the making of the final payment thereon on January 15, 2016.
ARTICLE 4 REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties of Owner Participant.

Owner Participant represents and warrants to the other parties hereto as of the date hereof that:

(a) Due Organization.

Owner Participant is an entity duly organized, validly existing and in good standing under the laws of the State of California, and has the power and authority to own, operate and lease its properties and assets and to carry on its business as it is currently conducted, and to perform its respective obligations under the Transfer Documents to which it is, or is to become, a party.

(b) Authority Relative to the Option Closing Documents.

The execution, delivery and performance by Owner Participant of its obligations pursuant to the Option Closing Documents to which it is, or is to become, a party have been duly authorized by all necessary action on the part of Owner Participant and each such Option Closing Document has been, or on the Option Closing Date will be, duly executed and delivered by Owner Participant and, on the Option Closing Date, will (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitute the legal, valid and binding obligation of Owner Participant and Owner Trustee, as the case may be, enforceable against Owner Trustee and/or Owner Participant, as the case may be, in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

(c) No Violation of Law, etc.

The execution, delivery and performance by Owner Participant of its obligations pursuant to the Transfer Documents to which it is, or will become, a party will not require any authorization or approval by, filing with, or notice to, any Governmental Authority, the absence of which would prohibit or materially interfere with the transactions contemplated in the Transfer Documents (except no representation or warranty is made as to any authorization, approval, notice or filing to which Owner Participant may be subject as a result of the nature, condition or use of Unit 2 or any Common Facilities, the License or to which Lessee is subject as a public utility whether in its capacity as lessee of the Undivided Interest, a beneficial owner of a trust estate that includes the Undivided Interest or otherwise). The execution, delivery and

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performance by Owner Participant of its obligations pursuant to the Transfer Documents to which it is, or is to become, a party will not (i) violate or conflict with any Applicable Law, or (ii) violate, conflict with or constitute a default or result in a loss of rights under any provision of the organizational documents of Owner Participant or of any agreement or instrument to which Owner Participant is a party or by which it or its properties are bound, including, without limitation, any Transaction Document, if such violation, conflict, default or loss of rights would prohibit or materially interfere with the transactions contemplated in the Transfer Documents (except no representation or warranty is made as to (x) any Applicable Law to which Owner Participant may be subject as a result of the nature, condition or use of Unit 2 or any Common Facilities, the License or to which Lessee is subject as a public utility whether in its capacity as lessee of the Undivided Interest, a beneficial owner of a trust estate that includes the Undivided Interest or otherwise, (y) the Securities Act, the Securities Exchange Act or the Trust Indenture Act) or (z) as to the application to the transactions contemplated hereby of the HSR Act, or compliance therewith.

(d) Litigation.

There is no litigation or proceeding pending or, to the knowledge of Owner Participant, threatened against Owner Participant or Owner Trustee which, if adversely determined, would prohibit or materially interfere with the consummation by Owner Trustee of the transactions contemplated in the Transfer Documents.

(e) Brokers.

No person or entity acting on behalf of Owner Participant or Owner Trustee is or will be entitled to any brokerage fee, commission, finder’s fee or financial advisory fee from PNM or any of its Affiliates in connection with the transactions contemplated in the Transfer Documents.

(f) Options Interests.

The statements in Recital A of this Agreement are true and correct. On the Closing Date, the Option Interest is being transferred to PNM free and clear of (x) all Owner Participant Liens and (y) all Specified Claims.

Section 4.1. Representations and Warranties of PNM.

PNM hereby represents and warrants to the other parties hereto as of the date hereof that:

(a) Due Incorporation.

PNM is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Mexico and has the corporate power and authority to own, operate and lease its properties and assets and carry on its business as it is currently conducted and to perform its respective obligations under the PNM Transfer Documents.

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(b) Authority Relative to the PNM Transfer Documents.

Not later than the Option Closing Date, the execution, delivery and performance by PNM of its obligations pursuant to the PNM Transfer Documents will have been duly authorized by all necessary corporate action on the part of PNM, and each PNM Transfer Document has been, or on the Option Closing Date will be, duly executed and delivered by PNM and, on the Option Closing Date, will constitute (assuming due authorization, execution and delivery by the other parties hereto and thereto) the legal, valid and binding obligation of PNM, enforceable against PNM in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

(c) No Violation of Law, etc.

The execution, delivery and performance by PNM of its obligations pursuant to the PNM Transfer Documents will not require any authorization or approval (other than the FERC Order and the NMPSC Order) by, filing with, or notice (other than the NRC Notice) to, any governmental authority (including, without limitation, under the Atomic Energy Act, Federal Power Act, Nuclear Waste Act, Public Utility Holding Company Act, or any state energy or utility law or the regulations or orders thereunder), the absence of which would prohibit or materially interfere with the consummation of the transactions contemplated in the PNM Transfer Documents or can reasonably be expected to subject Owner Trustee, Owner Participant (or any Affiliate of either) to any liability or regulatory status or requirement. The execution, delivery and performance by PNM of its obligations pursuant to the PNM Transfer Documents will not (i) violate or conflict with any Applicable Law, or (ii) violate, conflict with or constitute a default or result in a loss of rights under any provision of the articles of incorporation, as amended, or bylaws of PNM or of any agreement or instrument to which PNM is a party or by which it or its properties are bound, if such violation, conflict, default or loss of rights would prohibit or materially interfere with the consummation of the transactions contemplated in the Option Closing Documents or can reasonably be expected to subject Owner Participant or Owner Trustee (or any Affiliate of either) to any liability or regulatory status or requirement.

(d) Litigation.

There is no litigation or proceeding pending or, to the knowledge of PNM, threatened, against PNM, which, if adversely determined, would prohibit or materially interfere with the consummation by PNM of the transactions contemplated in the PNM Transfer Documents.

(e) Brokers.

No person or entity acting on behalf of PNM is or will be entitled to any brokerage fee, commission, finder’s fee or financial advisory fee from Owner Participant or Owner Trustee (or any Affiliate of either) in connection with the transactions contemplated in the PNM Transfer Documents.

(f) ERISA.

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PNM is not purchasing the Option Interests with the assets of an employee benefit plan (or its related trust) as defined in 29 U.S.C. § 1002(3), or with the assets of any plan (or related trust) as defined in Section 4975(e)(i) of the Internal Revenue Code of 1986, as amended.

Section 4.3. Representations and Warranties of Manager.

CEMC V hereby represents and warrants to the other parties hereto as of the date hereof that:

(a) This Agreement is being entered into on behalf of Owner Participant. CEMC V is the manager of Owner Participant.

(b) CEMC V has full right, power and authority to enter into and perform this Agreement so as to bind Owner Participant without necessity of notice to, or consent, approval or other action by, any partner or member thereof, or any of its or their Affiliates, which shall not have been obtained and shall remain in full force and effect.

Section 4.4. Limitation.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY OF THE TRANSFER DOCUMENTS, THE OPTION INTERESTS ARE BEING SOLD ON AN “AS IS, WHERE IS” BASIS AND IN “WITH ALL FAULTS CONDITION,” AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 4.1 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER GUARANTEES, REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, OF OWNER PARTICIPANT OR THE OWNER TRUSTEE OF ANY KIND WHATSOEVER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 4.1, OWNER PARTICIPANT AND THE OWNER TRUSTEE DO NOT, HAVE NOT AND SHALL NOT BE DEEMED (BY VIRTUE OF HAVING SOLD AND ASSIGNED THE OPTION INTERESTS TO PNM PURSUANT TO THE OPTION DOCUMENTS OR OTHERWISE) TO HAVE MADE, NOW OR HEREAFTER, AND, SUBJECT TO SUCH EXCEPTION, EACH OF OWNER PARTICIPANT AND THE OWNER TRUSTEE HEREBY EXPRESSLY DISCLAIMS, ANY GUARANTEE, REPRESENTATION OR WARRANTY, IN EACH CASE WHETHER WRITTEN, ORAL, EXPRESS OR IMPLIED, AS TO

(i) UNIT 2, THE COMMON FACILITIES, THE LICENSE, OR THE OPTION INTERESTS,

(ii) THE TRANSFER DOCUMENTS,

(iii) THE TRANSACTION, AND

(iv) THE SUBJECT PROPERTY, INCLUDING THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, QUALITY OF MATERIAL OR WORKMANSHIP, FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, MAINTENANCE OR MARKETABILITY THEREOF, OR THE ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE,

NOR SHALL THE OWNER TRUSTEE OR OWNER PARTICIPANT BE RESPONSIBLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE), IT BEING AGREED

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THAT ALL SUCH RISKS, AS AMONG THE OWNER TRUSTEE, OWNER PARTICIPANT AND PNM, SHALL BE BORNE BY PNM.

ARTICLE 5 INDEMNIFICATIONS

Section 5.1. General Indemnification.

Each party (other than the Owner Trustee) shall indemnify and hold harmless the other parties from any liability, loss, Claim, cause of action, proceeding, cost or expense, including reasonable attorneys’ fees and expenses, which result from

(i) the incorrectness of any representation or breach of any warranty of the Indemnifying Party contained in any Transfer Document; or

(ii) the breach by the Indemnifying Party of any of its covenants or agreements contained in any Transfer Document.

Section 5.2. Notice and Defense of Claims.

A party seeking indemnification pursuant to Section 5.1 above (an “Indemnified Party”) shall give prompt written notice (a “Claim Notice”) to the party from whom such indemnification is sought (the “Indemnifying Party”) of the assertion of any Claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual prejudice thereby). If the Indemnified Party defends any such action, suit or proceeding involving a third party, the Indemnifying Party shall have the right (but not the duty) to participate in the defense thereof, and to employ counsel, at its own expense, separate from counsel employed by the Indemnified Party in any such action. The Indemnifying Party shall be liable for the reasonable fees and expenses of one firm of attorneys, together with appropriate local counsel, employed by the Indemnified Party. Whether or not the Indemnified Party chooses to defend or prosecute any claim involving a third party, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith. The Indemnifying Party shall not be liable under Section 5.1 for any settlement effected without its consent, which shall not be unreasonably withheld or delayed, of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. If the Indemnifying Party assumes the defense of a claim, no compromise or settlement of such claims may be effected by the Indemnifying Party without the Indemnified Party's written consent unless:

(i) there is no finding or admission of any violation of a legal requirement or any violation of the rights of any Person; and

(ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

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Section 5.3. Survival.

The representations, warranties, indemnities and covenants of the parties hereto contained in the Transfer Documents shall survive the Option Closing.

ARTICLE 6 COVENANTS

Section 6.1. Filings.

On or promptly following the Option Closing Date, PNM:

(a) shall make all filings required by all Governmental Authorities, if any, relating to the transfer of the Option Interests; and

(b) cause to be recorded or filed:

(i) such of the Purchase Documents as are customarily recorded;

(ii) termination statements with respect to Uniform Commercial Code filings; and

(iii) an updated memorandum and disclosure for each of the Indenture Trustee and the Owner Trustee pursuant to Arizona Revised Statutes Section 33-404 (mandating disclosure of trust beneficiaries) appropriately reflecting the effect of the Purchase Documents (in the form customarily used and recorded with respect to the PNM and Arizona Public Service Company PVNGS Unit 1 and Unit 2 leases), substantially in the Agreed Forms.

Section 6.2. Payment of Option Purchase Price.

Owner Participant has advised PNM that Owner Participant has completed a loan transaction with a lender (“Owner Participant's Loan Transaction” and "Owner Participant's Lender") under which the obligations of Owner Participant shall be paid in full from the remaining cash flows arising from the Transaction (taking into account the obligations of PNM under this Agreement). Upon closing of the Option Transaction, PNM shall pay the Option Purchase Price pursuant to joint written instructions (the “Joint Written Instructions”) provided by Owner Participant and the Owner Trustee, which Joint Written Instructions shall include instructions to pay to Owner Participant’s Lender all amounts payable to Owner Participant’s Lender under Owner Participant's Loan Transaction. The Joint Written Instructions shall be in form and substance reasonably satisfactory to PNM, Owner Participant and the Owner Trustee.

Section 6.3. Owner Participant’s Liens.

The Owner Participant will not create or permit to exist, and, at its own cost and expense, will promptly take such action as may be necessary duly to discharge, all Owner Participant's Liens.

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Section 6.4. No Shop Provision.

In consideration hereof and of the time and resources that the parties have devoted to this Agreement, and the various investigations and reviews undertaken by the parties, between May 1, 2014 and January 15, 2016, CEMC V and its subsidiaries, Affiliates, directors, officers, employees, representatives and agents will not, directly or indirectly, solicit, initiate, enter into or continue any discussions or transactions with, or encourage, or provide any information to any person or entity with respect to any proposal pursuant to which Owner Participant would sell the Beneficial Interest and/or any interest in the Transaction.
ARTICLE 7 MISCELLANEOUS

Section 7.1. Fees and Expenses.

(a) Owner Participant shall be solely responsible for all fees and expenses incurred by it in connection with the preparation, negotiation, execution and delivery of the Letter Agreement, this Agreement and the other Option Closing Documents, including fees and expenses of Owner Participant and its Affiliates and their respective counsels (collectively, “Owner Participant Fees and Expenses”). For avoidance of doubt, Owner Participant represents, warrants and agrees, on behalf of itself and each of its Affiliates, that the Owner Participant Fees and Expenses are not and shall not become items of Supplemental Rent.

(b) PNM shall be solely responsible for all fees and expenses incurred by PNM and its Affiliates in connection with the preparation, negotiation, execution and delivery of this Agreement the other Option Closing Documents, including fees and expenses of counsel to PNM, and, if required, any filing under the HSR Act (including any filing, other fees and expenses related thereto).

    (c) In addition, PNM shall be solely responsible for:

(i) the fees and expenses relating to

(x) all filings, including fees and expenses relating to the recordation of PNM’s interest in the Option Interests as advised by PNM’s counsel, and

(y) any third party and governmental consents, notices or filings required in connection with this Agreement and the Option Closing Documents; and

(ii) the fees and expenses of the Owner Trustee, Loan Participant and Indenture Trustee (including, without limitation, their respective counsel) in connection with this Agreement, the other Option Closing Documents and the Lease Transaction Documents.

Section 7.2. Notices.

All notices and documents delivered hereunder and under each of the Transfer Documents shall be in writing, and shall be forwarded by Federal Express or other nationally recognized overnight courier, postage prepaid, or by facsimile (provided receipt of the facsimile transmission is promptly confirmed) or personally delivered, and addressed as follows:

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If to Owner
Participant:        Cypress Equipment Management Corporation V
Bayside Plaza
188 The Embarcadero, Suite 420
San Francisco, CA 94105
Attention: President
Fax No: 415-281-3021

With a copy to:    Steven A. Cooper, Esq.
Freeland Cooper & Foreman LLP
150 Spear Street, Suite 1800
San Francisco, CA 94105
Email: cooper@freelandlaw.com
Fax No: 415-495-4332

If to the Owner:
Trustee:        U. S. Bank
Corporate Trust services
EX-MA-FED
One Federal Street, 10th Floor
Boston, Massachusetts 02110
Attention of Mr. Andrew M. Sinasky, Vice President
Email: andrew.sinasky@usbank.com
Fax: 617-603-6667

If to PNM:         Public Service Company of New Mexico
414 Silver Ave. SW
Albuquerque, NM 87102-3289
Attn: Secretary
Fax No. (505) 241-2368

With a copy to:    Charles L. Moore
Associate General Counsel
PNM Resources, Inc.
414 Silver Ave. SW MS 0805
Albuquerque, New Mexico 87102-3289
Fax No: (505) 241-2338.
Email: Charles.Moore@pnmresources.com

Section 7.3. Entire Agreement; Amendments.

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Except as otherwise specifically provided herein, the Option Closing Documents contain the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings between the parties (including, but without limitation, the Letter Agreement), whether written or oral. Neither this Agreement nor any other Option Closing Document may be amended or supplemented except by written instrument signed by the parties thereto.

Section 7.4. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

Section 7.5. Governing Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

Section 7.6. Counterparts.

This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall constitute but one and the same instrument. Delivery by a party to this Agreement of an executed counterpart of a signature page to this Agreement by telecopy or portable document format (“PDF”) shall be effective as delivery by such party of a manually executed counterpart of this Agreement.

Section 7.7. Severability.

Whenever possible, each provision of the Option Closing Documents will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of any Option Closing Document is held to be prohibited by or invalid under Applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Option Closing Document, and the remainder of such provision and the remaining provisions of such Option Closing Document shall be interpreted, to the maximum extent possible, so as to conform to the original intent of the affected Option Closing Document and so long as the economic or legal substance of the transactions contemplated thereby is not affected in any manner materially adverse to any party. Upon such determination that any provision of any Option Closing Document is prohibited by or invalid under Applicable Law, the parties thereto shall negotiate in good faith to modify such Option Closing Document so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated thereby are consummated as originally contemplated to the greatest extent possible.

Section 7.8. Headings.

The section and article headings contained herein are for convenience only and shall not be construed as part of this Agreement.

Section 7.9. No Third-Party Beneficiaries.

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The Transfer Documents are for the sole benefit of the parties thereto and USBNA and the specifically identified beneficiaries thereof and their permitted successors and assigns and nothing herein, express or implied, shall give or be construed to give to any person or entity, other than the parties to the Option Closing Documents and such beneficiaries and such successors and assigns, any legal or equitable rights thereunder.

Section 7.10. Further Assurances.

(a) Each of the parties hereto agrees that, at the other party’s reasonable request and sole cost and expense, it shall do, execute, acknowledge and deliver, without representation, warranty or recourse, all such further acts, conveyances, assignments, transfers, documents and other assurances necessary, in the reasonable opinion of the requesting party, to effectuate the purposes and carry out the terms and intent of this Agreement and the other Option Closing Documents.

(b) PNM will permit Owner Participant and its authorized officers, employees, or representatives to have reasonable access, during PNM’s regular business hours, upon reasonable notice, to inspect and copy any of the Lease Transaction Documents:

(i) for the purpose of preparing financial statements, tax returns or similar items;

(ii) to resolve threatened or pending litigations or proceedings; and

(iii) for the purpose of preparing for tax audits, reports to shareholders or government agencies;

provided, however, that nothing in this Section 7.10 shall require PNM to retain any documents longer than it would in the ordinary course of its business or to make available any privileged documents or information.

Section 7.11. Inconsistent Terms.

In the event of any inconsistency between any term or provision of this Agreement and any equivalent term in any other Transfer Document, the term or provision in this Agreement shall control.

Section 7.12. Waiver.

Waiver by any party of any term, provision or condition of this Agreement shall not be construed to be a waiver of any other term, provision or condition. Failure or delay by any party to require performance of any provision of this Agreement should not affect or impair such party’s right to require full performance of such provision at any time thereafter.

Section 7.13. Status of Facility Lease and Other Lease Transaction Documents.

With respect to the period prior to the Option Closing, nothing contained in this Agreement or any other instrument or agreement executed in connection herewith (except as otherwise expressly provided herein) is intended to be, or shall be interpreted or construed as, an amendment, modification or supplement to, or in any way to supersede, limit or otherwise waive, the Facility Lease or any other Lease Transaction Document, or shall otherwise restrict or impair any of the rights, remedies or

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privileges of Owner Participant or the Owner Trustee thereunder, it being expressly understood, acknowledged and agreed that (except as otherwise expressly provided herein) each of the Facility Lease and each other Transaction Document shall continue in full force and effect as though this Agreement had not been entered into by Owner Participant, Owner Trustee and PNM.

Section 7.14. Effective Date.

This Agreement shall be effective as of the date hereof except that, in accordance with the Letter Agreement dated May 1, 2014 among Owner Participant, the other owner participant identified therein, PNMR Development and Management Corporation, the Owner Trustee and the other owner trustee identified therein (together with the confirmation by PNM appended thereto) (the “Letter Agreement”) the following provisions of this Agreement shall be effective on and from May 1, 2014: Recital C, the definitions of “Option Purchase Price” and “Option Closing Documents” and Sections 2.3, 2.5, 6.4, 7.5, 7.6 and 7.13.

Section 7.15. Concerning USBNA.

(a) U.S. Bank National Association (“USBNA”) is entering into this Agreement solely as successor Owner Trustee under the Trust Agreement and not in its individual capacity. Anything herein, in the other Transfer Documents or in the Transaction Documents to the contrary notwithstanding, all and each of the representations, warranties, undertakings and agreements herein or in any Transfer Document made on the part of the Owner Trustee are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding USBNA personally but are made and intended for the purpose of binding only the Trust Estate. Each of this Agreement and the other Transfer Documents is or will be executed and delivered by the Owner Trustee solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or responsibility is assumed hereunder or thereunder or shall at any time be enforceable against USBNA or any successor in trust or the Owner Participant on account of any representation, warranty, undertaking or agreement hereunder or under any Leases Transaction Document or any Transfer Document of the Owner Trustee, either expressed or implied, all such personal liability, if any, being expressly waived by PNM and Owner Participant, except that PNM or Owner Participant, or any Person claiming by, through or under each of them, making claim hereunder or under any other Option Transfer Document or any Lease Transaction Document, may look to the Trust Estate for satisfaction of the same and the Owner Trustee or its successor in trust, as applicable, shall be personally liable for its own gross negligence or willful misconduct. If a further successor owner trustee is appointed in accordance with the terms of the Trust Agreement, such successor owner trustee shall, without any further act, succeed to all the rights, duties, immunities and obligations of the Owner Trustee hereunder and the predecessor owner trustee shall be released from all further duties and obligations hereunder.

(b) USBNA will not create or permit to exist, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, all Owner Trustee's Liens.

Section 7.16. No Inference, Etc.

Each of the Undivided Interest FMV and the Real Property FMV has been agreed by the parties with each party utilizing certain assumptions and projections (which assumptions and projections may

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or may not be assumptions and projections used in common with the other party) concerning the FMSV of the Undivided Interest and the FMSV of the Real Property Interest upon expiration of the Basic Lease Term. The parties intend that such assumptions and projections shall not be used for any purpose (including, but without limitation, establishing a FMSV for the Undivided Interest or the Real Property Interest or a FMSV of any property or service, or supporting or rebutting any calculation, determination or position concerning any FMSV, at any time, whether for purposes of option exercise, exercise of remedies, post-lease term operation and support or any other matter or circumstance) other than the specific purpose for which provision is made by this Agreement.

[Signature Pages Follow]

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Signature Page(s) for Sale Agreement 136 (PVNGS Unit 2) dated as of November 20, 2015

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the day and year first above written.

OWNER PARTICIPANT 136: CYPRESS VERDE LLC By: Cypress Equipment Management Corporation V, its manager By: /s/ Peter E. Metzner_________ Name: Peter E. Metzner Title: President

CEMC V:
CYPRESS EQUIPMENT MANAGEMENT CORPORATION V

By: /s/ Peter E. Metzner_________
Name: Peter E. Metzner
Title: President

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Signature Page(s) for Sale Agreement 136 (PVNGS Unit 2) dated as of November 20, 2015

PNM:

PUBLIC SERVICE COMPANY OF NEW MEXICO
By: /s/ Elisabeth Eden
Name: Elisabeth Eden
Title: Vice President & Treasurer

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Signature Page(s) for Sale Agreement 136 (PVNGS Unit 2) dated as of November 20, 2015
THE OWNER TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee under the Trust Agreement with Cypress Verde LLC,

By: /s/ Andrew Sinasky________
Name: Andrew M. Sinasky
Title: Vice President

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